EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE




                                                       SIX MONTHS ENDED
                                            -----------------------------------
                                                July 5,             June 30,
                                                 1998                 1999
                                            ---------------      --------------


Net Income                                    $ 14,384,910         $ 18,035,463
Basic:
 Weighted average number of shares
   outstanding                                  24,471,213           23,368,608
                                            ---------------      --------------
 Basic earnings per share                     $       0.59         $       0.77
                                            ===============      ==============

Diluted:
 Weighted average number of shares
   outstanding                                  24,471,213          23,368,608
 Dilutive effects of stock options using
   the Treasury stock method                       392,643             301,604
                                            ---------------      --------------
                                                24,863,856          23,670,212
                                            ---------------      --------------
Diluted earnings per share                    $       0.58         $      0.76
                                            ===============      ==============